Exhibit 5.1

GARY STEVEN FINDLEY & ASSOCIATES

Gary Steven Findley*	A PROFESSIONAL CORPORATION	Telephone
Thomas Q. Kwan	ATTORNEYS AT LAW	(714) 630-7136
Laura Dean-Richardson		Telecopier
Debra L. Barbin	1470 NORTH HUNDLEY STREET	(714) 630-7910
ANAHEIM, CALIFORNIA 92806

*A Professional Corporation

October 23, 2007

The Bank Holdings

9990 Double R Boulevard

Reno, Nevada 89521

Re:                               Registration Statement on Form S-3

Gentlemen:

At your request, we have examined the form of Registration Statement to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, for the resale of up to 712,684 shares of your common stock, $0.01 par value (the Acommon stock@) by those persons named under the caption “Selling Stockholders” in the prospectus (the “Prospectus”) included in the Registration Statement.

We are familiar with the actions taken or to be taken in connection with the authorization, issuance and sale of the common stock.

It is our opinion that, subject to said proceedings being duly taken and completed as now contemplated before the issuance of the common stock, the common stock, will, upon the issuance and sale thereof be legally and validly issued and fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to said Registration Statement.

Respectfully submitted,

GARY STEVEN FINDLEY & ASSOCIATES

By:	/s/ Gary Steven Findley

Gary Steven Findley
Attorney at Law